UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. ____)

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GLOBE SPECIALTY METALS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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One Penn Plaza, 250 West 34th Street, Suite 4125, New York, NY 10119

Notice of 2010 Annual Meeting of
Stockholders and Proxy Statement

To Our Stockholders:

You are cordially invited to attend the annual meeting of stockholders of Globe Specialty Metals, Inc. (“Globe” or the “Company”) to be held on Monday, December 6, 2010, commencing at 10:00 a.m., Eastern Standard Time, at the Hotel Pennsylvania, 401 Seventh Avenue, New York, New York 10001 (the “Annual Meeting”). The formal Notice of the meeting and a Proxy Statement describing the proposals to be voted upon are enclosed.

The proxy materials describe the formal business to be transacted at the Annual Meeting and a report on the operations of the Company. Globe directors and officers will be present to answer any questions that you and other stockholders may have. Included in the materials is our Annual Report on Form 10-K for the fiscal year ended June 30, 2010, that contains detailed information concerning the Company’s activities and operating performance.

The business to be conducted at the Annual Meeting consists of the election of five directors, the approval of the Globe 2010 Annual Executive Bonus Plan, the approval of an amendment to the Company’s 2006 Employee, Director and Consultant Stock Plan and ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending June 30, 2011. Globe’s Board of Directors (the “Board”) recommends a vote “FOR” the election of each of the director nominees, “FOR” the approval of the Executive Bonus Plan, “FOR” the approval of the amendment to the Stock Plan and “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending June 30, 2011. On behalf of the Board, please vote your shares now, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but it will ensure that your vote is counted. Your vote is important.

Sincerely,

GLOBE SPECIALTY METALS, INC.

Alan Kestenbaum
Executive Chairman

New York, NY
October 29, 2010

GLOBE SPECIALTY METALS, INC.
One Penn Plaza, 250 West 34th Street, Suite 4125, New York, NY 10119

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 6, 2010

To the Stockholders of Globe Specialty Metals:

Notice is hereby given that the annual meeting of stockholders of Globe Specialty Metals, Inc., a Delaware corporation (“Globe” or the “Company”), will be held on Monday, December 6, 2010, commencing at 10:00 a.m., Eastern Standard Time, at the Hotel Pennsylvania, 401 Seventh Avenue, New York, New York 10001, for the following purposes:

1.	To elect five directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;
2.	To approve the Company’s 2010 Annual Executive Bonus Plan;
3.	To approve an amendment to the Company’s 2006 Employee, Director and Consultant Stock Plan;
4.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending June 30, 2011; and
5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only record holders of Globe common stock as of the close of business on October 29, 2010, will be entitled to notice of, and to vote at, the meeting or any adjournments thereof.

Your vote is very important. Whether or not you plan to attend, please complete, date, sign and return the enclosed proxy card in the accompanying envelope. Your prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated.

By Order of the Board of Directors

Stephen Lebowitz, Corporate Secretary

New York, NY
October 29, 2010

GLOBE SPECIALTY METALS, INC.

PROXY STATEMENT
Annual Meeting of Stockholders
to be held on December 6, 2010

INTRODUCTION

General

This proxy statement is being furnished to the stockholders of Globe Specialty Metals, Inc., a Delaware corporation (“Globe” or the “Company”), in connection with the solicitation of proxies by Globe’s Board of Directors (the “Board”) for use at the annual meeting of Globe’s stockholders to be held on Monday, December 6, 2010, commencing at 10:00 a.m., Eastern Standard Time, at the Hotel Pennsylvania, 401 Seventh Avenue, New York, New York 10001, and at any adjournments thereof, for the purposes specified in the accompanying notice of meeting (the “Annual Meeting”).

Stockholders of record at the close of business on October 29, 2010 (the “Record Date”) will be entitled to vote at the Annual Meeting. Holders of a majority of Globe’s outstanding common stock, par value $0.0001 per share (the “Stock” or “Globe Stock”), as of the Record Date, must be present at the Annual Meeting, either in person or represented by properly executed proxy, to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted solely for the purpose of determining whether a quorum is present. A proxy submitted by a broker that is not voted is sometimes referred to as a broker non-vote.

At the Record Date, 75,126,374 shares of Stock were outstanding and entitled to vote at the Annual Meeting. Each stockholder at the Record Date is entitled to one vote for each share of Stock so held. Each share of Stock outstanding on the Record Date is entitled to one vote on each of the five director nominees and one vote on each other matter.

This proxy statement and the accompanying form of proxy are first being sent or delivered to stockholders on or about November 3, 2010.

Matters to be Considered

The purpose of the Annual Meeting is to vote on the election of five directors, vote on approval of the Company’s 2010 Annual Executive Bonus Plan,vote on the approval of an amendment to the Company’s 2006 Employee, Director and Consultant Stock Plan and ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending June 30, 2011.

As of the date of this proxy statement, the Board does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting other than those matters specifically referred to herein. If, however, any other matters are properly presented to the Annual Meeting for action, the proxy holders will vote the proxies, which confer authority on such holders to vote on such matters, in accordance with their best judgment. The persons named as attorneys-in-fact in the proxies are Globe officers.

Voting and Recommendations of the Board

All Stock represented by valid proxies will be voted at the Annual Meeting in accordance with the directions on the proxies. If no direction is indicated on a proxy, the Stock represented thereby will be voted as recommended by the Board, namely “FOR” the election as directors of each of the five nominees listed below under Proposal No. 1, “FOR” the approval of the 2010 Annual Executive Bonus Plan under Proposal No. 2, “FOR” the approval of the amendment to the 2006 Employee, Director and Consultant Stock Plan under Proposal No. 3 and “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending June 30, 2011 under Proposal No. 4.

Vote Required

Directors are elected by a plurality of votes cast, including Stock voted, and without regard to either broker non-votes or proxies as to which authority to vote for the nominees being proposed is withheld. The approval of the 2010 Annual Executive Bonus Plan, the approval of the amendment to the 2006 Employee, Director and Consultant Stock Plan and ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm will be determined by a majority of the votes cast, without regard to broker non-votes or proxies marked “ABSTAIN.”

How to Vote

You can vote your shares either by attending the annual meeting and voting in person or by proxy. If you choose to vote by proxy, please complete, date, sign and return the enclosed proxy card. The proxies named in the enclosed proxy card will vote your shares as you have instructed. You may authorize the proxies to vote your shares in favor of each of the proposals contained in this proxy statement by simply signing and returning the enclosed proxy card without indicating how your votes should be cast.

Even if you expect to attend the meeting, please complete and mail your proxy card in any case in order to assure representation of your shares. If you attend the meeting, you can always revoke your proxy by voting in person. No postage is necessary if the proxy card is mailed in the United States.

Revocation of Proxies

A stockholder returning a proxy to Globe may revoke it at any time before it is exercised by granting a later proxy with respect to the same Stock or by communicating such revocation in writing to our Corporate Secretary. In addition, any stockholder who has executed a proxy but attends the Annual Meeting in person may cancel a previously given proxy by voting in person whether or not the proxy has been revoked in writing.

Stockholders Sharing the Same Surname and Address

In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address and have not given contrary instructions may receive only one copy of our annual report and proxy statement. This practice is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. If you would like to have additional copies of our annual report and/or proxy statement mailed to you, please call or write us at our principal executive offices, One Penn Plaza, 250 West 34th Street, Suite 4125, New York, NY 10119, Attn: Corporate Secretary, telephone: (212) 798-8122. If you want separate copies of the proxy statement or annual report to be sent to each stockholder in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees

At the Annual Meeting, stockholders will elect, by a plurality of the votes cast, in person or by proxy, five Globe directors, who will constitute the entire Board. Each nominee listed below is currently serving as a Globe director. Each nominee elected as a director will serve until the next annual meeting of stockholders and until his successor is elected and qualified. If any nominee should become unable to serve for any reason, the proxies will be voted for such substitute nominee as shall be designated by the Board.

The five nominees for election as Globe directors and certain information regarding them are as follows:

Name and Principal Occupation	Age	Director Since
Alan Kestenbaum	48	December 2004
Stuart E. Eizenstat	67	February 2008
Franklin L. Lavin	53	September 2008
Donald G. Barger, Jr.	67	December 2008
Thomas A. Danjczek	63	March 2009

Business Experience of Nominees for Election as Directors

Mr. Kestenbaum has served as Executive Chairman and Director since our inception in December 2004, and served as Chief Executive Officer from our inception through May 2008. From June 2004, Mr. Kestenbaum served as Chairman of Globe Metallurgical, Inc., until its acquisition by us in November 2006. He has over 20 years of experience in metals including finance, distribution, trading and manufacturing. Mr. Kestenbaum is a founder and the Chief Executive Officer of Marco International Corp., and its affiliates, a finance trading group specializing in metals, minerals and other raw materials, founded in 1985. Mr. Kestenbaum was involved in the expansion by certain of Marco International’s affiliates into China and the former Soviet Union. He also established affiliated private equity businesses in 1999 which were involved in sourcing and concluding a number of private equity transactions, including ones relating to McCook Metals, Scottsboro Aluminum and Globe Metallurgical, Inc. From 1997 until June 2008, Mr. Kestenbaum was also the Vice President of Marco Hi-Tech JV LLC, a nutritional ingredient supplier to the nutritional supplement industry. Mr. Kestenbaum serves as a member of the Board of Directors of Wolverine Tube, Inc., a provider of copper and copper alloy tube, fabricated products and metal joining products and between January 2006 and June 2008 served as a director of Neuro-Hitech, Inc., a Delaware corporation. Mr. Kestenbaum began his career in metals with Glencore, Inc. and Philipp Brothers in New York City. He received his B.A. in Economics cum laude from Yeshiva University, New York.

Mr. Eizenstat has served as a member of our Board of Directors since February 2008. Mr. Eizenstat has been a partner of the law firm of Covington & Burling LLP in Washington, D.C. since 2001, and heads the law firm’s international practice. He served as Deputy Secretary of the United States Department of the Treasury from July 1999 to January 2001. He was Under Secretary of State for Economic, Business and Agricultural Affairs from 1997 to 1999. Mr. Eizenstat served as Under Secretary of Commerce for International Trade from 1996 to 1997 and was the U.S. Ambassador to the European Union from 1993 to 1996. From 1977 to 1981 he was Chief Domestic Policy Advisor in the White House to President Carter. He is a trustee of BlackRock Funds, a member of the Board of Directors of United Parcel Service, Inc., Alcatel-Lucent and the Chicago Climate Exchange and chairs the International Advisory Council of The Coca-Cola Company and serves on the Advisory Board of GML Ltd., Veracity Worldwide and Office of Cherifien de Phosphates. He has received seven honorary doctorate degrees and awards from the United States, French, German, Austrian, Belgian and Israeli governments. He is the author of “Imperfect Justice: Looted Assets, Slave Labor, and the Unfinished Business of World War II.”

Mr. Lavin has served as a member of our Board of Directors since September 2008 and is a member of our Audit Committee. Mr. Lavin has been the Chairman of the Public Affairs practice for Asia-Pacific at Edelman since May 2009. Prior to Edelman, he was the Managing Director and Chief Operating Officer of Cushman & Wakefield Investors Asia where he is responsible for building the firm’s private equity business in

Asia between July 2007 and May 2009. Prior to that, between November, 2005 and July, 2007, Mr. Lavin served as Under Secretary for International Trade at the United States Department of Commerce. Prior to that, between 2001 and November, 2005, Mr. Lavin was the U.S. Ambassador to the Republic of Singapore. Between 1996 and 2001, Mr. Lavin worked in Hong Kong and Singapore in senior banking and management positions at Citibank and Bank of America. Earlier in his career, Mr. Lavin served as Deputy Assistant Secretary of Commerce for Asia and the Pacific during the George H.W. Bush Administration. During the Reagan Administration, Mr. Lavin served in the White House as Director of the Office of Political Affairs. He also served as Deputy Executive Secretary of the National Security Council. He is a director of United Overseas Bank. Mr. Lavin earned a B.S. from the School of Foreign Service at Georgetown University; a M.S. in Chinese Language from Georgetown University; a M.A. in International Relations and International Economics from the School of Advanced International Studies at the Johns Hopkins University; and an M.B.A. in Finance at the Wharton School at the University of Pennsylvania. Mr. Lavin served as a Lieutenant Commander in the U.S. Naval Reserves.

Mr. Barger has served as a member of our Board of Directors and as Chairman of our Audit Committee since December 2008 and as Chairman of our Compensation Committee since September 2009. Mr. Barger had a successful 36 year business career in manufacturing and services companies. He retired in February 2008 from YRC Worldwide Inc. (formerly Yellow Roadway Corporation), one of the world’s largest transportation service providers. Mr. Barger served as a special advisor to the Chief Executive Officer of YRC Worldwide Inc. from August 2007 to February 2008, and as Executive Vice President and Chief Financial Officer of YRC Worldwide Inc. from December 2000 to August 2007. From March 1998 to December 2000, Mr. Barger was Vice President and Chief Financial Officer of Hillenbrand Industries, a provider of services and products for the health care and funeral services industries. From 1993 to 1998, Mr. Barger was Vice President of Finance and Chief Financial Officer of Worthington Industries, Inc., a diversified steel processor. Mr. Barger serves on the Board of Directors, and is Chairman of the Audit Committee, of Gardner Denver, Inc. and Quanex Building Products Corporation. He also is on the Board of Precision Aerospace Components, Inc. Mr. Barger earned a B.S. from the U.S. Naval Academy and an M.B.A. from the University of Pennsylvania.

Mr. Danjczek has served as a member of our Board of Directors since March 2009 and is a member of our Audit Committee and our Compensation Committee. Mr. Danjczek has been President of the Steel Manufacturers Association since 1998. The association represents thirty six North American steel manufacturers that operate collectively 128 plants and employ 48,000 people. Prior to that he was an executive with the Wheeling-Pittsburgh Steel Corporation, the Bethlehem Steel Corporation and the Kaiser Steel Corporation. Mr. Danjczek earned a B.S. from Villanova University and a Masters Degree in Industrial Management from Purdue University.

Board, Committees and Corporate Governance

There are currently five Board members. Except for Mr. Kestenbaum who serves as our Executive Chairman, all of our current directors are “independent” as defined by the applicable rules of The NASDAQ Stock Market, Inc. (“NASDAQ”). Messrs. Lavin, Barger and Danjczek are “independent directors” as defined by Securities Exchange Rule 10A-3 pertaining to Audit Committee members. The independent directors regularly have the opportunity to meet without Mr. Kestenbaum in attendance. During the 2010 fiscal year, there were four Board meetings, and in addition the Board took action by written consent in lieu of a meeting on three occasions. No director attended less than 75% of the aggregate of (a) the total number of Board meetings (in person or by telephone) and (b) meetings of Board committees on which he served (during the period that he served). We do not have a specific policy regarding attendance at the annual stockholders meeting. All directors, however, are encouraged to attend if available, and we will try to ensure that at least one independent director attends the annual stockholder meeting and is available to answer stockholder questions.

The Board has an Audit Committee and a Compensation Committee. The current charters for each of the Committees are attached to this proxy statement. The members of the Board committees, as of the date of this Proxy Statement, are identified in the following table.

Board Committees and Membership

Director	Audit Committee	Compensation Committee
Donald G. Barger, Jr.	Chair	Chair
Stuart E. Eizenstat
Franklin L. Lavin	X
Thomas A. Danjczek	X	X

Audit Committee.  Each of the members of our Audit Committee satisfy independence standards promulgated by the Securities and Exchange Commission (“SEC”) and by NASDAQ, as such standards apply specifically to members of audit committees. The Board of Directors has determined that Mr. Barger meets the SEC’s qualifications to be an “audit committee financial expert.” During the fiscal year ended June 30, 2010, the Audit Committee met four times. In addition, members of the Audit Committee frequently communicate with our financial and accounting staff. Our Audit Committee is responsible for, among other things:

•	reviewing and providing guidance to the Board and management in respect of our principal financial reporting and audit policies;
•	the qualification, selection, retention, independence, performance and compensation of our independent registered public accounting firm;
•	the adoption of an independent accountant non-audit services policy and the approval of audit and non-audit services;
•	discussion of and recommendation of the audited financial statements, review of financial reporting issues and review of earnings news releases;
•	preparation of the report of the Audit Committee that SEC rules require to be included in our annual meeting proxy statement;
•	obtaining from our independent registered public accounting firm a written statement concerning their independence, actively discussing with them any disclosed relationships or services that may impact their objectivity or independence and taking, or recommending to the full board, any appropriate action;
•	overseeing accounting and financial controls with our independent registered public accounting firm and our financial and accounting staff;
•	overseeing internal audit functions;
•	reviewing and approving transactions between us and our directors, officers and affiliates; and
•	establishing procedures for receipt and treatment of complaints received by us regarding accounting, internal control and auditing matters.

Compensation Committee.  Each member of our Compensation Committee is qualified as independent under the current definition promulgated by NASDAQ. During the fiscal year ended June 30, 2010, our Compensation Committee took action at one meeting and also took action by written consent in lieu of a meeting on one occasion. In addition, the members of the Compensation Committee had numerous discussions with members of senior management, compensation consultants and outside counsel and met numerous times to discuss compensation matters. Our Compensation Committee is responsible for, among other things:

•	taking action with respect to the compensation levels of officers and other senior executives, including recommending to the full Board the compensation of our Executive Chairman and approving the compensation of our other executive officers;

•	administering our equity-based compensation plan, bonus plans, deferred compensation plans and similar programs;
•	determining, based upon management input and proposals, compensatory awards to executives under compensation plans and similar programs;
•	assisting management in preparing our Compensation Discussion and Analysis and preparing the report of the Compensation Committee that SEC rules require to be included in our annual meeting proxy statement; and
•	reviewing and making recommendations to the Board regarding the compensation of directors.

Director Nominations and Qualifications

The independent directors propose nominees for election to the Board after discussion with the Chairman. In view of the small size of the Board, Globe believes that the administration of the nomination process by the independent directors is the functional equivalent of establishing a nominating committee. In evaluating nominees to serve on the Board, the independent directors seek to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria discussed below.

Under these criteria for Board nominations, Board members should have the highest professional and personal ethics and values, consistent with longstanding Globe values and standards. As a group, the Board should have diverse and broad experience at the policy-making level in business, government, education, technology or public interest. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all stockholders. While we do not have a formal policy regarding diversity of Board nominees or a formal definition of “diversity,” the independent directors have discussed diversity considerations of potential Board nominees within the context of nominating new Board members. Factors discussed as relevant to the selection of Board nominees may include nature and length of business experience, experience in business areas related to our potential growth areas, international experience, understanding of relevant regulatory authorities, understanding of market entry issues, people skills, business judgment, creativity and other factors that promote alignment of the Board with the interests of stockholders.

Our independent directors utilize a variety of methods for identifying and evaluating nominees for director. Such directors periodically assess the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the independent directors will consider various potential candidates for director. Candidates may come to the attention of the independent directors through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated regularly and may be considered at any point during the year. The independent directors have not in the past retained any third party to assist in identifying nominees for Board membership.

When considering whether the proposed nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its responsibilities effectively in light of the Company’s business and structure, the independent directors and the Board focused primarily on the factors discussed above and the information described in each of the Directors’ individual biographies set forth above in the section above entitled “Business Experience of Nominees for Election as Directors”.

Each of the Directors has extensive experience as a business leader and has a strong understanding of business operations and the Company’s industry. Each of the Directors has earned university or graduate degrees in disciplines that are valuable to the Board including engineering, science, business and finance. In particular, with regard to Mr. Danjczek, the Board considered his strong industry background. With regard to Messrs. Barger, Eizenstat and Lavin, the Board considered their significant experience, expertise and background in financial and international trade matters. The Board considered Mr. Kestenbaum’s entrepreneurial skills and his experience with the Company as its founder. His knowledge of the Company’s business and products is essential to the Board’s understanding of the Company. Each of Messrs. Lavin and Eizenstat has experience in the private equity business, which adds value to the Board’s understanding of business development, financing, strategic alternatives and industry trends. The Board of Directors also considered that Messrs. Eizenstat, Barger, Lavin and Kestenbaum serve on the boards of directors of other public companies.

Leadership Structure

The positions of Executive Chairman and Chief Executive Officer currently are separated at Globe. The Board believes that this structure best serves the Company’s needs at this time. Prior to May 2008, the Chief Executive Officer and Chairman positions were combined. The Board believes that its current structure helps maintain separate oversight of management. The Board intends to periodically review and consider whether the positions of Executive Chairman and Chief Executive Officer should be combined or separated as part of its regular review of the effectiveness of our governance structure.

Board Role in Risk Oversight

The Board is actively involved in the oversight of risks that could affect the Company. This oversight is conducted at the Board level and, where relevant to a committee’s duties, through the committees of the Board. While the Board and its committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes. We believe this division of risk management responsibilities is the most effective approach for addressing the risks that the Company faces. The existing Board leadership structure discussed above encourages communication between management, the Executive Chairman and the independent directors. We believe that this communication improves the Company’s identification and implementation of effective risk management strategies.

Services of Compensation Consultant

During fiscal 2010 the Compensation Committee retained Hay Group to work with the Committee regarding the examination, assessment and discussion of various aspects of the Company’s executive compensation programs and processes. In this role Hay Group rendered services specifically requested by the Committee, both in preparation for the Committee’s meeting on February 9, 2010 and subsequently. The key areas addressed by Hay Group for the February 9, 2010 meeting included assistance with the creation of a compensation philosophy for the Company, an examination of base salaries for top executives and discussions concerning the annual incentive plan design including addressing appropriate relative performance measures. After the February 9, 2010 meeting Hay Group examined the overall pay mix at the Company, worked on the development of a new broad based long-term incentive plan and reviewed the design and competitiveness of the Company’s retirement benefits for executive officers. In addition, with the approval of the Committee, in 2010 Hay Group performed a small amount of additional services for management regarding the benchmarking of the compensation of the senior corporate staff and outside director compensation.

Communications with the Board

Individuals may communicate with the Board or any director by writing c/o Globe Specialty Metals, Inc., One Penn Plaza, 250 West 34th Street, Suite 4125, New York, NY 10119, attention Corporate Secretary. Communications to the non-employee directors may be sent to the same address. We promptly forward all such correspondence to the indicated directors.

Code of Business Conduct and Ethics

The Company has adopted a code of conduct and ethics applicable to all Company employees, including the Executive Chairman, Chief Executive Officer, Chief Financial Officer, Chief Legal Officer and also its directors. The code is available on the Company’s internet website at www.glbsm.com and is available in print to any stockholder who requests a copy. Any amendment to the code will promptly be posted on the website. Globe intends to satisfy the disclosure requirements under Item 5.05 of Exchange Act Form 8-K regarding any waiver or amendment of the code with respect to Globe’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such required information on Globe’s Internet website.

The Board’s Recommendation

The Board recommends that stockholders vote “FOR” the election of each of the five persons nominated to serve as a director of Globe for the ensuing year.

PROPOSAL NO. 2

APPROVAL OF GLOBE’S 2010 ANNUAL EXECUTIVE BONUS PLAN

On March 31, 2010, the Compensation Committee approved a 2010 Annual Executive Bonus Plan, referred to below as the Executive Bonus Plan, for our Executive Chairman and our Chief Executive Officer. The purpose of seeking this approval is to obtain the benefits of the Performance Exception from the limits on our tax deductions for cash incentive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), as more fully described below in the discussion of the material features of the Executive Bonus Plan summarized below.

Purpose

The Compensation Committee believes that the adoption of the Executive Bonus Plan is aligned with the Company’s goal to be a consistently high performing growth company. The Committee’s compensation plan and pay strategy specifically focus on and are intended to influence total return to stockholders, growth in operating earnings, including EBITDA, as defined in the plan, efficient management of operations, as measured by return on committed capital, and cash flow generation. Accordingly, the Committee, with the assistance of an independent compensation consultant, has designed the plan to reward the participants for their performance in these areas. The Committee intends to review the performance measures annually to make sure they remain relevant to the Company’s strategy.

General information

The Executive Bonus Plan provides for the opportunity to earn cash incentive awards based upon the achievement of performance goals during specified periods, known as performance periods.

The Executive Bonus Plan is intended to become the Company’s primary vehicle for annual cash incentive compensation of its Executive Chairman and its Chief Executive Officer. The Company has historically granted discretionary awards.

Plan administration

The Executive Bonus Plan will be administered by the Compensation Committee. The Committee members must all qualify as “outside directors” (as defined under Section 162(m) of the Code) for purposes of the Performance Exception. The Committee has the power to delegate certain of its administrative responsibilities to appropriate individuals or committees, to the extent permitted under the Performance Exception.

Eligible employees

The Executive Bonus Plan may be used to grant performance-based awards to our Executive Chairman and our Chief Executive Officer. While the Committee may consider cash incentives for other employees, awards under the Executive Bonus Plan are limited to these two individuals.

Awards under the Executive Bonus Plan

When the Committee makes an award under the Executive Bonus Plan, it must establish the terms and conditions of the award within the time period required by the Performance Exception (generally, within 90 days after the beginning of the applicable performance period), including the following:

•	The applicable performance goal or goals (see “Performance goals” below) and the performance period during which they must be achieved;
•	The formula by which the amounts payable will be determined, based upon the achievement of the performance goal or goals;
•	The consequences of a termination of employment during the applicable performance period; and
•	The consequences of a change in control during the applicable performance period, if they are to differ from the general rules explained below under “change in control.”

A cash payment generally may be made pursuant to an award only upon the achievement of the applicable performance goal or goals. The Committee may provide that achievement of the goals will be waived in whole or in part upon the death or disability of the participant, in the event of a change in control, or such other event as the Committee may deem appropriate. However, the Committee may not exercise any discretionary authority it may otherwise have under the Executive Bonus Plan in a manner that would cause the award to cease to qualify for the Performance Exception. The Performance Exception permits such waivers only upon a change in control or the participant’s death or disability.

Awards under the Executive Bonus Plan are not transferable, except upon death.

Maximum awards

The Executive Bonus Plan is intended to comply with requirements of Section 162(m) of the Code, pertaining to performance-based compensation, and accordingly, the pool is capped at a maximum of $20 million, although the aggregate bonus pool amount is expected to be significantly lower. The Executive Chairman will be entitled to 70% of the pool amount, and the Chief Executive Officer will be entitled to 30% of the pool amount.

Performance goals

The Executive Bonus Plan provides for a bonus pool based upon results of a calendar year performance period (initially the 2010 calendar year). The bonus pool amount is calculated as the sum of eight percent of modified EBITDA, as defined in the plan, plus two percent of modified free cash flow, as defined in the plan. The payment of any bonus under the plan is subject to the Company meeting the threshold performance requirement that the fraction determined by dividing EBITDA (including the bonus accrual) for the performance period (initially the year ending December 31, 2010) by the average committed capital, as defined in the plan, for such performance period year, exceed 0.2. In determining all results, specified one-time costs, such as any restructuring charges, non-recurring items, impairment charges, start-up or shutdown expenses or transaction expenses for acquisitions or dispositions will be excluded, unless the Compensation Committee, in its judgment, determines that such item should not be excluded from the calculation. In addition, the Compensation Committee retains discretion to reduce the bonuses determined by the plan.

The Compensation Committee expects to use relative performance analysis to determine whether to reduce the bonuses determined by the plan. Relative performance will be measured on a quarterly basis against peer companies, other companies that the Committee deems appropriate and relevant equity market indices. Relative performance analysis will generally focus on growth in operating earnings and return on invested capital, supplemented with other analysis the committee deems appropriate. The Committee believes that this analysis will enable it to better focus on the influence of management on the Company’s results and to reduce the impact of macroeconomic factors applicable to all companies. The Compensation Committee ultimately will use its judgment in making any reductions and may weigh some measures more heavily than others in making determinations.

The plan includes a “claw-back” provision which provides that if the Board of Directors determines that there was executive misconduct in a prior period in the preparation of the financial results for that period, the Compensation Committee will determine whether the restatement was material and was a result of executive misconduct in preparation of the financial information, and if so, to what extent “covered payments” should be returned to the Company to the extent that such payments were overstated as a result of the change in financial condition. Covered payments include cash incentives paid to the executive found to have actively participated in the executive misconduct for performance during the fiscal year(s).

Payment

All payouts under the plan will be made in accordance with a deferral schedule which provides that 20 percent of the payout will be deferred for pool amounts between $2 million and $5 million, increasing incrementally to 100 percent for pool amounts between $15 million and $20 million. All deferral amounts will be paid in restricted stock units (RSUs) that proportionally vest over three years but are not delivered until the end of the third year. In addition, the Board has established ownership requirements of 20 times base salary for the Executive Chairman and 10 times base salary for the Chief Executive Officer. The Board will specify that a significant portion of the stock received under the plan be retained until the ownership guidelines are met. The Executive Chairman currently owns shares with a value substantially in excess of 20 times his base salary. The Compensation Committee and the Board view significant ownership as an important factor in mitigating risks associated with the plan.

The plan permits voluntary deferral into RSUs of the cash portions not required to be deferred, up to a maximum of 50 percent of the bonus amount, and provides a 20 percent match in the form of additional RSUs on voluntarily deferred amounts. RSUs paid on voluntarily deferred amounts will also vest over three years but will not be delivered until the end of the third year.

Amendment and termination

The Executive Bonus Plan and awards under it may be amended and the Executive Bonus Plan may be terminated by our Board of Directors, and awards may be amended by the Committee, without shareholder approval. However, no amendment or termination may adversely affect outstanding awards without the consent of the affected grantee, unless the amendment does not materially decrease the value of the award or is made to comply with applicable law, stock exchange rules or accounting rules. Moreover, in no event may any award be amended in any manner that would cause it to cease to qualify for the Performance Exception. The Executive Bonus Plan requires that the material terms of performance goals be submitted to the Company’s shareholders for reapproval as required to meet the Performance Exception.

Estimate of benefits

Although the amount of awards pursuant to the Executive Bonus Plan are subject to reduction within the discretion of the Committee, based upon the financial results for the calendar year to date, we estimate the Executive Bonus Plan will result in bonuses with respect to the year ending December 31, 2010 of approximately $2.8 million to $3.5 million for Mr. Kestenbaum and approximately $1.2 million to $1.5 million for Mr. Bradley.

Performance exception

Shareholder approval of the material terms of awards under the Executive Bonus Plan is required for the awards to satisfy the requirements of the Code’s exception from the limitation on deductibility of certain executive compensation under Section 162(m) (the “Performance Exception”). Approval of the Executive Bonus Plan at the Annual Meeting will satisfy this shareholder approval requirement.

The foregoing summary is qualified in its entirety by the full text of the Executive Bonus Plan. The Executive Bonus Plan is not part of this Proxy Statement. A copy of the Executive Bonus Plan is available on the SEC’s website at www.sec.gov, where it is exhibit 10.15 to our Annual Report on Form 10-K for the year ended June 30, 2010. We will provide you with a copy without charge if you call us at 212-798-8122, or write to us at Globe Specialty Metals, Inc., One Penn Plaza, 250 West 34th Street, Suite 4125, New York, NY 10119. Copies of the Executive Bonus Plan will also be available at the Annual Shareholders’ Meeting.

The Board’s recommendation

The Board believes that the approval of the Executive Bonus Plan will permit the Committee to continue to grant performance-based short-term and long-term incentive compensation designed to qualify for the Performance Exception to those employees upon whose judgment and efforts the Company is largely dependent for the successful conduct of its operations. The Board believes that this is in the best interest of the Company.

The approval of the Executive Bonus Plan will require a majority of the votes cast at the Annual Meeting. If shareholders do not approve the Executive Bonus Plan, management and the Compensation Committee will examine all of the available alternatives, including but not limited to paying cash incentive compensation under other arrangements that do not qualify for the Performance Exception.

The Board recommends that stockholders vote “FOR” the approval of the Executive Bonus Plan.

PROPOSAL NO. 3

APPROVAL OF AMENDMENT TO
THE 2006 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN

The Board is requesting that our stockholders vote in favor of an amendment to the Company’s 2006 Employee, Director and Consultant Stock Plan (the “Plan”) increasing by 1,000,000 the number of shares of common stock authorized for issuance thereunder. A total of 5,000,000 shares of common stock were authorized for issuance pursuant to the Plan, of which 633,813 shares were available for grant as of October 29, 2010. If our stockholders approve the proposed amendment to the Plan, a total of 1,633,813 shares of common stock (approximately 2.2% of the outstanding shares as of October 29, 2010) will be available for grant pursuant to the Plan.

Stockholder approval is required by the NASDAQ Global Market listing standards and Section 423(b) of the Code. The Board of Directors is asking our stockholders to approve the amendment to the Plan to assist us in attracting and retaining qualified employees, consultants and non-employee directors and motivating them to assist us in achieving our goals of increasing profitability and stockholder value, while also qualifying such shares for special tax treatment under section 421 and 423 of the Code.

Summary of the Plan

The Plan was adopted by our Board of Directors in October 2006 and approved by our stockholders in November 2006. The Plan authorizes the issuance of stock grants to our employees, directors and consultants, the grant of incentive stock options to our employees and the grant of non-qualified options to our employees and directors, and consultants.

The Plan is administered by our Compensation Committee. The administrator has the authority to administer and interpret the Plan, determine the persons to whom awards will be granted under the Plan and, subject to the terms of the Plan, the type and size of each award, the terms and conditions for vesting, cancellation and forfeiture of awards and the other features applicable to each award or type of award. The administrator may accelerate or defer the vesting or payment of awards, cancel or modify outstanding awards, waive any conditions or restrictions imposed with respect to awards or the stock issued pursuant to awards and make any and all other determinations that it deems appropriate, subject to the limitations contained in the Plan, and provisions designed to maintain compliance with the requirements of Sections 422 (for incentive stock options), and 409A of the Code, as well as other applicable laws and stock exchange rules. In addition the Compensation Committee may delegate part of its authority and powers under the Plan to one or more of our directors and/or officers, however, only the administrator will make awards to participants who are our directors or executive officers.

All of our employees are eligible to receive awards under the Plan. The Plan defines “employees” to include any of our employees or employees of one of our affiliates, including employees who are also serving as one of our officers or directors, or as an officer or director of one of our affiliates. Participation is discretionary, and awards are subject to approval by the administrator. The aggregate number of shares of common stock subject to awards that may be granted to any one participant during any fiscal year may not exceed 500,000 shares.

Shares of common stock issued in connection with awards under the Plan may be shares that are authorized but unissued, or previously issued shares that have been reacquired, or both. If an award under the Plan is forfeited, cancelled, terminated or expires prior to the issuance of shares, the shares subject to the award will be available for future grants under the Plan. However, shares of common stock tendered in payment for an award or shares of common stock withheld for taxes will not be available again for grant.

The following types of awards may be granted under the Plan. All of the awards described below are subject to the conditions, limitations, restrictions, vesting and forfeiture provisions determined by the administrator, in its sole discretion, subject to such limitations as are provided in the Plan. The number of shares subject to any award is also determined by the administrator, in its discretion.

Stock Grants.  A stock grant is an award of outstanding shares of common stock and may subject the shares to vesting or forfeiture conditions. Participants generally receive dividend payments on the shares subject to a restricted stock grant award during the vesting period, and are also generally entitled to vote the shares underlying their awards.

Non-Qualified Stock Options.  An award of a non-qualified stock option under the Plan grants a participant the right to purchase a certain number of shares of common stock during a specified term in the future, after a vesting period, at an exercise price equal to at least 100% of the fair market value of the common stock on the grant date. The exercise price may be paid by any of the means described below under “Stock-Based Awards.” A non-qualified stock option is an option that does not qualify under Section 422 of the Code.

Incentive Stock Options.  An incentive stock option is a stock option that meets the requirements of Section 422 of the Code, which include an exercise price of no less than 100% of fair market value on the grant date, a term of no more than 10 years, and that the option be granted from a plan that has been approved by stockholders. Additional requirements apply to an incentive stock option granted to a participant who beneficially owns stock representing more than 10% of the total voting power of all of our outstanding stock on the date of grant. If certain holding period requirements are met and there is no disqualifying disposition of the shares, the participant will be able to receive capital gain (rather than ordinary income) treatment under the Code with respect to any gain related to the exercise of the option.

Stock-Based Awards.  A stock-based award is a grant by us under the Plan of an equity award or an equity based award which is not a non-qualified stock option, an incentive stock option or a stock grant. The administrator has the right to grant stock-based awards having such terms and conditions as the administrator may determine, including, without limitation, the grants of shares based upon certain conditions, the grant of securities convertible into shares and the grant of stock appreciation rights, phantom stock awards or stock units. The principal terms of each stock-based award will be set forth in the participant’s award agreement, in a form approved by the administrator and shall contain terms and conditions which the administrator determines to be appropriate and in our best interest.

Payment of the exercise price of a non-qualified stock option or incentive stock option may be made in United States dollars or, if permitted by the administrator, by tendering shares of common stock owned by the participant and acquired at least six months prior to exercise, having a fair market value equal to the exercise price, by a combination of cash and shares of common stock or by authorizing the sale of shares otherwise issuable upon exercise, with the sale proceeds applied towards the exercise price. Additionally, the administrator may provide that stock options can be net exercised, that is exercised by issuing shares having a value approximately equal to the difference between the aggregate value of the shares as to which the option is being exercised and the aggregate exercise price for such number of shares, or that payment may be made through delivery of a promissory note.

By its terms, awards granted under the Plan are not transferable other than (i) by will or the laws of descent and distribution or (ii) as approved by the administrator in its discretion and set forth in the applicable agreement with the participant. Notwithstanding the foregoing, an incentive stock option transferred except in compliance with clause (i) above will no longer qualify as an incentive stock option. During a participant’s lifetime, all rights with respect to an award may be exercised only by the participant (or by his or her legal representative) and cannot be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and cannot be subject to execution, attachment or similar process.

Subject to certain limitations, the maximum number of shares available for issuance under the Plan, the number of shares covered by outstanding awards, the exercise price applicable to outstanding awards and the limit on awards to a single employee shall be adjusted by the administrator if it determines that any stock split, extraordinary dividend, stock dividend, distribution (other than ordinary cash dividends), recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event equitably requires such an adjustment.

Upon the occurrence of a “Corporate Transaction,” as defined in the Plan, the administrator, may, in its discretion and as it deems appropriate as a consequence of such Corporate Transaction, accelerate, purchase, adjust, modify or terminate awards or cause awards to be assumed by the surviving corporation in the transaction that triggered such Corporate Transaction.

The Plan will terminate in October 2016, the date which is ten years from the date of its approval by our Board of Directors. The Plan may be amended or terminated by the administrator at an earlier date, provided that no amendment that would require stockholder approval under any applicable law or regulation (including the rules of any exchange on which our shares are then listed for trading) or under any provision of the Code, may become effective without stockholder approval. A termination, suspension or amendment of the Plan may not adversely affect the rights of any participant with respect to a previously granted award, without the participant’s written consent.

The approval of the amendment to the Plan will require a majority of the votes cast at the Annual Meeting.

Registration with SEC

We intend to file a registration statement with the SEC pursuant to the Securities Act of 1933, as amended, covering the offering of the additional shares under the Plan.

The Board’s recommendation

The Board unanimously recommends that stockholders vote “FOR” the approval of the amendment to the Plan.

PROPOSAL NO. 4

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Based on the recommendation of the Audit Committee, the Board has appointed the firm of KPMG LLP to be Globe’s independent registered public accounting firm for the year ending June 30, 2011 and recommends to stockholders that they vote for ratification of that appointment. Although not required to do so, the Board has determined that it would be desirable to request stockholders’ approval of this appointment. The ratification of the appointment of Globe’s independent registered public accounting firm will require a majority of the votes cast at the Annual Meeting. If such approval is not received, the Board will reconsider the appointment. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

The following table presents aggregate fees billed to us for the years ended June 30, 2010 and 2009, for professional services rendered by KPMG LLP (KPMG), our principal accountant for the audit of our annual financial statements and review of our interim financial statements.

	2010	2009
	($ in thousands)
Audit Fees	$2,005	$2,953
Audit-Related Fees	250	—
Tax Fees	13	6
All Other Fees	208	—
Total Fees	$2,476	$2,959

Audit Fees.  Audit fees consisted of fees billed by KPMG for professional services rendered in connection with the audit and quarterly reviews of our consolidated financial statements. Such fees included fees associated with the preparation and review of the registration statement on Form S-1 relating to our U.S. initial public offering.

Audit-Related Fees.  Audit-related fees consist of fees billed for professional services that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not reported under “Audit Fees.”

Tax Fees.  Tax fees consist of tax advice and tax planning services.

Other Fees.  Other fees consist primarily of assistance with due diligence in connection with acquisitions.

The Audit Committee of the Board of Directors has determined that the provision by KPMG of the non-audit services described above is compatible with maintaining the independence of KPMG.

Policy on Audit Committee pre-approval of audit and permissible non-audit services

All engagements for services by KPMG or other independent registered public accountants are subject to prior approval by the Audit Committee; however, de minimis non-audit services may instead be approved in accordance with applicable SEC rules. The Audit Committee approved all services provided by KPMG for the fiscal years ended June 30, 2010 and June 30, 2009.

A representative of KPMG LLP is expected to attend the Annual Meeting, will have an opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions.

The Board’s recommendation

The Board recommends that stockholders vote “FOR” the proposal to ratify the appointment of KPMG LLP to serve as Globe's independent registered public accounting firm for the year ending June 30, 2011.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

As of the Record Date, October 29, 2010, there were 75,126,374 shares of Globe Stock outstanding. The following table sets forth certain information regarding beneficial ownership of Globe Stock as of October 26, 2010 by each stockholder known by us to be the beneficial owner of more than 5% of Globe Stock, each of our Named Executive Officers, each of our current directors and for all current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of October 26, 2010, pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on 75,126,374 shares of common stock outstanding on October 29, 2010. Brokers or other nominees may hold shares of our common stock in “street name” for customers who are the beneficial owners of the shares. As a result, we may not be aware of each person or group of affiliated persons who own more than 5% of our common stock.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is: c/o Globe Specialty Metals, Inc., One Penn Plaza, 250 West 34th Street, Suite 4125, New York, NY 10119.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Directors and Executive Officers:
Alan Kestenbaum(1)	11,885,205	15%
Jeff Bradley(2)	562,500	1%
Arden Sims(3)	785,082	1%
Malcolm Appelbaum(4)	232,000	*
Stephen Lebowitz(5)	141,125	*
Stuart E. Eizenstat(6)	19,904	*
Donald G. Barger, Jr.(7)	23,353	*
Thomas A. Danjczek(8)	19,979	*
Franklin L. Lavin(9)	20,423	*
All directors and executive officers as a group (9 individuals)(10)	13,689,571	18%
Five Percent Stockholders:
Luxor Capital Group LP(11) 767 Fifth Avenue New York, NY 10153	6,863,225	9%
D.E. Shaw Laminar International, Inc. and affiliates(12) 120 West 45th Street New York, NY 10036	6,523,453	9%
Fidelity Investments(13) P.O. Box 770001 Cincinnati, OH 45277	5,937,564	8%
Goodman & Company(14) One Adelaide Street East, 29th Floor Toronto, Ontario, Canada, M5C 2V9	4,526,523	6%

*	Less than one (1%) percent.

(1)	Includes 375,000 shares issuable upon exercise of options exercisable within 60 days of October 26, 2010 and 77,967 shares subject to an escrow agreement and forfeiture in certain cases.
(2)	Includes 562,500 shares issuable upon exercise of options exercisable within 60 days of October 26, 2010.
(3)	Includes 125,000 shares issuable upon exercise of options exercisable within 60 days of October 26, 2010 and 19,112 shares subject to an escrow agreement and forfeiture in certain cases.
(4)	Includes 225,000 shares issuable upon exercise of options exercisable within 60 days of October 26, 2010.
(5)	Includes 141,125 shares issuable upon exercise of options exercisable within 60 days of October 26, 2010.
(6)	Includes 18,750 shares issuable upon exercise of options exercisable within 60 days of October 26, 2010.
(7)	Includes 18,750 shares issuable upon exercise of options exercisable within 60 days of October 26, 2010.
(8)	Includes 18,750 shares issuable upon exercise of options exercisable within 60 days of October 26, 2010.
(9)	Includes 18,750 shares issuable upon exercise of options exercisable within 60 days of October 26, 2010.
(10)	Includes 1,503,625 shares issuable upon exercise of options exercisable within 60 days of October 26, 2010 and 97,498 shares subject to an escrow agreement and forfeiture in certain cases.
(11)	Based upon a Schedule 13G/A filed with the SEC on February 16, 2010. Luxor Capital Group, LP (LCG) acts as the investment manager of proprietary private investment funds and separately managed accounts that own the shares, and as investment manager LCG may exercise dispositive and voting authority over the shares. Luxor Management, LLC is the general partner of LCG. Mr. Christian Leone is the managing member of Luxor Management, LLC. LCG Holdings, LLC is the general partner or managing member of the proprietary private investment funds organized in the United States. Mr. Leone is the managing member of LCG Holdings, LLC.
(12)	Based upon a Schedule 13G/A filed with the SEC on November 5, 2009. Consists of shares from D.E. Shaw Laminar International, Inc., D.E. Shaw Composite Side Pocket Series 1, L.L.C., and D.E. Shaw Composite Side Pocket Series 7, L.L.C., of which 112,282 shares are subject to an escrow agreement and forfeiture in certain cases. D.E. Shaw & Co., L.P., as investment adviser, has voting and investment control over the shares beneficially owned by D.E. Shaw Laminar International, Inc., D.E. Shaw Composite Side Pocket Series 1, L.L.C., and D.E. Shaw Composite Side Pocket Series 7, L.L.C. Julius Gaudio, Eric Wepsic, Maximilian Stone, Anne Dinning, and Lou Salkind, or their designees, exercise voting and investment control over the shares on D.E. Shaw & Co., L.P.’s behalf.
(13)	Based upon a Schedule 13G/A filed with the SEC on February 16, 2010. Fidelity Investments (Fidelity) serves as investment adviser with power to direct investments and/or sole power to vote these securities owned by various individuals and institutional investors. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Fidelity is deemed to be a beneficial owner of such securities; however, Fidelity expressly disclaims that it is, in fact, the beneficial owner of such securities.
(14)	Based upon a Schedule 13G filed with the SEC on January 26, 2010.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), requires Globe officers and directors and persons who own more than 10% of the Globe Stock to file reports of ownership and changes in ownership with the SEC. Such officers, directors and stockholders are required by SEC regulations to furnish us with copies of all such reports that they file. Based solely on a review of copies of reports filed with the SEC and written representations by certain officers and directors, we believe that all of our officers, directors and stockholders subject to the reporting requirements of Section 16(a) filed their reports on a timely basis during the fiscal year ended June 30, 2010, except for (a) initial reports on Form 3 that were filed late on behalf of each of Messrs. Bradley and Heilman, (b) one report on Form 4 that was filed late on behalf of Mr. Appelbaum reporting a single purchase of stock, (c) two reports on Form 4 that were filed late on behalf of Mr. Lebowitz each reporting an option grant and (d) one report on Form 4 that was filed late on behalf of each of Messrs. Barger, Danjczek, Eizenstat, Karosen and Lavin, reporting that they each had received a share grant.

AUDIT COMMITTEE REPORT

The Audit Committee is composed of three non-employee directors (Messrs. Barger, Danjczek and Lavin), each of whom is considered an “independent” director for the purposes of the applicable rules of NASDAQ and the SEC. The Audit Committee’s responsibilities are set forth in its charter, a copy of which is attached to this proxy statement. The Board and the Audit Committee believe that the Audit Committee members are and were at the time of the actions described in this report “independent” directors as independence is defined by NASDAQ Rule 4200(a)(15).

The Audit Committee has implemented the requirements of the Sarbanes-Oxley Act of 2002 and the Marketplace Rules of The NASDAQ Stock Market, Inc. with respect to the responsibilities of audit committees of public companies. Among other matters, the Audit Committee reviews procedures on internal control over financial reporting with management and with the Company’s independent registered public accounting firm, and it discussed with the independent registered public accounting firm the adequacy of the Company’s internal controls and the overall scope and specific plans for their audit.

The Audit Committee has reviewed and discussed with management Globe’s audited consolidated financial statements as of and for the year ended June 30, 2010 and has discussed with Globe’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the accountants the accountants’ independence and considered whether the provision of non-audit services by the accountants is compatible with maintaining their independence.

Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board that the above referenced consolidated financial statements be included in Globe’s Annual Report on Form 10-K for the year ended June 30, 2010, for filing with the SEC.

THE AUDIT COMMITTEE
Donald G. Barger, Jr., Chairman
Thomas A. Danjczek
Franklin L. Lavin

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

The objective of the Company’s compensation program is aligned with the Company’s goal to be a consistently high performing growth company. The Company’s roots are from an entrepreneurial culture, and the compensation philosophy is intended to be consistent with that culture.A concise statement of the philosophy is — shareholders win, executives win. Practically this means a performance-based culture and compensation system that permits executives and other employees to earn total compensation above the median of the Company’s peers if the Company’s performance exceeds the performance of this group.

The Company’s compensation strategy specifically focuses on, and is intended to influence, total return to stockholders by focusing on, growth in operating earnings, including EBITDA, and efficient management of the Company’s operations, as measured by return on committed capital and cash flow generation. These business drivers allow the Company to meet its objectives and maintain a results-oriented culture. We intend to design the Company’s incentive compensation plans to reward participants for their performance in these areas. Additionally the compensation program is intended to support the successful retention and recruitment of key personnel to meet the Company’s business objectives. We intend to review the performance measures annually to make sure they remain consistent with the Company’s strategy.

Process in Setting Executive Compensation

In September 2009, the Board of Directors established the Compensation Committee of the Board of Directors, composed of Messrs. Barger and Danjczek, and adopted a Compensation Committee charter. The charter authorizes and directs the Committee, among other things, to:

•	develop, with the assistance of management, compensation policies that will clearly articulate the relationship of corporate performance to executive compensation, reward executives for the Company’s progress and attract and retain the highest quality executives;
•	determine, based on management proposals and assistance, compensation and awards to executives;
•	adopt and maintain policies and procedures relating to the granting of stock options, restricted stock and other equity-based compensation awards; and
•	develop, based on management proposals and assistance, the terms of new employment agreements and the amendment of existing employment agreements.

Prior to the establishment of the Committee, the Company established executive officers’ compensation arrangements when they joined the Company. Mr. Kestenbaum, the Company’s Executive Chairman, individually negotiated the executive officer’s compensation arrangements, and these initial compensation terms were included in an employment agreement with the executive. The Committee will review and approve the renewal or modification of the employment agreements for the Chief Executive Officer, the Chief Financial Officer and the Chief Legal Officer. The Committee will review the renewal or modification of the employment agreement for the Executive Chairman and submit it to the Board of Directors for approval.

Elements of Executive Compensation Arrangements

General.  The Company’s executive compensation arrangements include five components:

•	Base salary
•	Annual bonus
•	Long term incentives, including equity
•	Retirement benefits
•	Other benefits and perquisites

Although we have not adopted any formal guidelines for allocating total compensation among these components, we intend to implement and maintain compensation plans that tie a substantial portion of executives’ overall compensation to the achievement of corporate performance objectives. Additionally, pursuant to the terms of employment agreements, some executive officers are entitled to receive severance payments if their employment is terminated without cause.

We view each of the components of the compensation program as distinct but related. We set each of the components separately, but we also review the entire amount of compensation and may make a discretionary adjustment in one or more of the individual components based upon the evaluation of the total. However, we do not believe that significant compensation derived from one component of compensation, such as salary or bonus, should necessarily negate or reduce compensation from other elements, such as equity appreciation, and based upon performance, an executive may receive total compensation well above the median of peer companies.

Base salary.  Upon joining the Company, each of the executive officers entered into an employment agreement that provided for an initial base salary. These initial salaries were the product of negotiation with the executive, but the Company generally sought to establish salaries that it believed were commensurate with the salaries being paid to executive officers serving in similar roles at comparable metal manufacturing companies, based upon management’s general familiarity with practices at other companies. In establishing the base salaries of executive officers, the Company took into account a number of factors, including the executive’s seniority, position, functional role and level of responsibility and individual performance. Historically, the Company has not applied specific formulas to determine base salaries. None of the executive officers have received increases in their annual bases salaries since their employment agreements were entered.

Beginning in fiscal 2011, we expect to review base salaries of executive officers on an annual basis and make adjustments to reflect individual performance-based factors, as well as the Company’s financial performance. We expect to identify a peer group of companies and to compare the base salaries of our the Executive Chairman, Chief Executive Officer, Chief Financial Officer and Chief Legal Officer to the base salaries of officers in comparable positions at companies in the peer group. We are currently seeking to determine a peer group of companies, seeking to select companies similar to our size, in our industry, employing a similar business approach and employing a similar business model.

Annual bonus.  In addition to base salaries, executive officers are eligible to receive annual discretionary cash bonuses. We grant annual cash bonuses intended to compensate executive officers for their individual contributions to the achievement of corporate goals. For the period January 1, 2010 through December 31, 2010, the Level One Plan and Level Two Plan described below will address the annual bonus for the Executive Chairman, the Chief Executive Officer, the Chief Financial Officer and the Chief Legal Officer.

With respect to the period January 1, 2009 through December 31, 2009, the Company awarded bonuses to the executive officers based on the Company’s financial performance and the achievement of milestones. The Compensation Committee evaluated financial performance and milestones on a subjective and discretionary basis. In addition, bonuses granted to the Chief Financial Officer and the Chief Legal Officer reflected the 15 and 18 month periods since the commencement of their employment by the Company.

On March 31, 2010, the Committee approved a 2010 Annual Executive Bonus Plan for the Executive Chairman and the Chief Executive Officer (the Level One Plan). The Level One Plan provides for a bonus pool based upon calendar year 2010 results and subsequent calendar years. The pool amount is calculated as the sum of eight percent of modified EBITDA, as defined in the plan, plus two percent of modified free cash flow, as defined in the plan. The payment of any bonus under the Level One Plan is subject to the Company meeting the threshold performance requirement that the fraction determined by dividing EBITDA (including the bonus accrual) for the year ending December 31 by the average committed capital, as defined in the plan, for the year ending December 31, exceed 0.2. In determining all results, specified one-time costs, such as any restructuring charges, non-recurring items, impairment charges, start-up or shutdown expenses or transaction expenses for acquisitions or dispositions will be excluded, unless the Committee, in its judgment, determines that such item should not be excluded from the calculation. In addition, the Committee retains discretion to reduce the bonuses determined by the plan.

The Committee expects to use relative performance analysis to determine whether to reduce the bonuses determined by the Level One Plan. Relative performance will be measured against peer companies, other companies that the Committee deems appropriate and relevant equity market indices. Relative performance analysis will generally focus on growth in operating earnings and return on invested capital, supplemented with other analysis the Committee deems appropriate. The Committee ultimately will use its judgment in making any reductions and may weigh some measures more heavily than others in making determinations.

The Level One Plan is intended to comply with requirements of Section 162(m) of the Code, pertaining to performance-based compensation, and accordingly, the pool is capped at a maximum of $20 million, although the aggregate bonus pool amount is expected to be significantly lower. The Executive Chairman will be entitled to 70% of the pool amount, and the Chief Executive Officer will be entitled to 30% of the pool amount.

All payouts under the Level One Plan will be made in accordance with a deferral schedule which provides that 20 percent of the payout will be deferred for pool amounts between $2 million and $5 million, increasing incrementally to 100 percent for pool amounts between $15 million and $20 million. All deferral amounts will be paid in RSUs that proportionally vest over three years but are not delivered until the end of the third year. In addition, the Board has established ownership requirements of 20 times base salary for the Executive Chairman and 10 times base salary for the Chief Executive Officer. The Board will specify that a significant portion of the stock received under the Level One Plan be retained until the ownership guidelines are met. The Executive Chairman currently owns shares with a value substantially in excess of 20 times his base salary. The Committee and the Board view significant ownership as an important factor in mitigating risks associated with the Level One Plan.

The Level One Plan permits voluntary deferral into RSUs of the cash portions not required to be deferred, up to a maximum of 50 percent of the bonus amount, and provides a 20 percent match in the form of additional RSUs on voluntarily deferred amounts. RSUs paid on voluntarily deferred amounts will also vest over three years but will not be delivered until the end of the third year.

On August 30, 2010, the Committee approved a 2010 Annual Executive Bonus Plan for the Chief Financial Officer and the Chief Legal Officer (the Level Two Plan). The Level Two Plan provides for an annual bonus based upon (a) results for calendar year 2010 and subsequent calendar years and (b) specific goals for the Chief Financial Officer and Chief Legal Officer as follows:

For the Chief Financial Officer, the bonus is calculated as the sum of 0.8 percent of modified EBITDA, as defined in the plan, plus 0.2 percent of modified free cash flow, as defined in the plan, subject to a maximum of 1.6 times base salary. This amount would then be increased by a maximum of 0.65 times base salary or decreased by a maximum of 0.6 times base salary based on the achievement of specific objectives pertaining to timely and accurate filing of periodic reports, data management milestones, financial due diligence, monitoring credit collection, hiring development and succession planning and cost saving initiatives. In no event will the bonus exceed 2.25 times base salary.

For the Chief Legal Officer, the bonus is calculated as the sum of 0.8 percent of modified EBITDA, as defined in the plan, plus 0.2 percent of modified free cash flow, as defined in the plan, subject to a maximum of 1.4 times base salary. This amount would then be increased by a maximum of 0.6 times base salary or decreased by a maximum of 0.6 times base salary based on the achievement of specific objectives pertaining to timely and accurate filing of periodic reports, legal due diligence, disposition of litigation and cost saving initiatives. In no event will the bonus exceed 2.0 times base salary.

Any payout in excess of 1.75 times base salary for the Chief Financial Officer and 1.5 times base salary for the Chief Legal Officer will be deferred. All deferral amounts will be paid in RSUs that proportionally vest over three years but are not delivered until the end of the third year. In addition, the Board is considering establishing ownership requirements specifying that a significant portion of the stock received under the Level Two Plan be retained until ownership guidelines are met. The Level Two Plan also permits voluntary deferral into RSUs of the cash portions not required to be deferred, up to a maximum of 50 percent of the bonus amount, and provides a 20 percent match in the form of additional RSUs on voluntarily deferred amounts. RSUs paid on voluntarily deferred amounts will also vest over three years but not be delivered until the end of the third year.

The Level One Plan and the Level Two Plan include “claw-back” provisions which provide that if the Board determines that there was executive misconduct in a prior period in the preparation of the financial results for that period, the Committee will determine whether the restatement was material and was a result of executive misconduct in preparation of the financial information and, if so, to what extent “covered payments” should be returned to the Company to the extent that such payments were overstated as a result of the change in financial condition. Covered payments include cash incentives paid to the executive found to have actively participated in the executive misconduct for performance during the fiscal year(s).

Long-term incentives.  We believe that long-term performance is best incentivized through an ownership culture that encourages performance by executive officers through the grants of stock options, restricted stock or restricted stock units. The Company’s equity benefit plans have been established to provide executive officers with incentives to help align their interests with the interests of the Company’s stockholders. We believe that the use of stock options, which only provide value to the executive officer if the value of the Company’s common stock increases, generally offers the best approach to achieving the Company’s compensation goals and provides tax and other advantages to the executive officers relative to other forms of equity compensation. We believe that the equity benefit plans are an important retention tool for the executive officers.

With the exception of Mr. Kestenbaum, who as the founder of the Company received stock at the Company’s inception, the equity benefit plans have provided the principal method for executive officers to acquire equity in the Company. Historically, the Company has granted stock options exclusively through the 2006 Employee, Director and Consultant Stock Plan, which was adopted by the Board and approved by stockholders to permit the grant of stock options to employees, officers, directors, consultants, advisors and independent contractors. The Named Executive Officers designated under “Outstanding Equity Awards at Fiscal Year-End” have been awarded stock options under the 2006 Employee, Director and Consultant Stock Plan in the amounts indicated that table. In determining the size of the stock option grants to the executive officers, initial grants were set forth in their employment agreement and were the product of negotiation with the executives. The Board has determined the amounts of subsequent grants on a subjective, discretionary basis, taking into account each executive officer’s existing ownership stake in the Company, as well as his position, scope of responsibility, ability to affect stockholder value and historic and recent performance. The Compensation Committee, working with executive management, is currently developing a program for the granting of long-term incentives.

In connection with the adoption of the Level One Plan, the Board adopted equity ownership requirements for the Executive Chairman and the Chief Executive Officer, and in connection with the adoption of the Level Two Plan, the Board is considering equity ownership requirements for the Chief Financial Officer and the Chief Legal Officer.

Retirement benefits.  Certain of the Company’s U.S. employees, including executive officers, are eligible to participate in the Company’s 401(k) plans. The 401(k) plans are intended to qualify as a tax qualified plan under Section 401 of the Code of 1986. The 401(k) plans provide that each participant may contribute a portion of his or her pretax compensation, up to a statutory limit, and that contribution may be matched by the Company up to the statutory limit. Employee contributions are held and invested by the plans’ trustees. The Committee intends to consider the adoption of supplemental retirement benefits for executive officers but has not yet made any determination with respect to this proposal.

Other benefits and perquisites.  The Company provides medical insurance to certain full-time employees, including executive officers. Executive officers generally do not receive any perquisites, except that the Company pays an automobile allowance for Mr. Kestenbaum. From time to time, the Company has provided relocation expenses in connection with the relocation of executive officers to the geographic area of the Company’s corporate headquarters in New York. We intend to continue to provide relocation expenses in the future, as necessary, to obtain the services of qualified individuals.

Federal Tax Considerations Under Sections 162(m) and 409A

Section 162(m) of the Code limits the Company’s deduction for federal income tax purposes to not more than $1,000,000 of compensation paid to specified executive officers in a calendar year. Compensation above $1,000,000 may be deducted if it is performance-based compensation within the meaning of Section 162(m). To maintain flexibility in compensating our executive officers in a manner designed to promote our objectives, we have not adopted a policy that requires all compensation to be deductible. However, we expect to evaluate the effects of the compensation limits of Section 162(m) on any compensation we approve and provide future compensation in a manner consistent with the Company’s best interests. In this regard, the Level One Plan is intended to qualify as a performance-based compensation plan.

Section 409A of the Code addresses the tax treatment of nonqualified deferred compensation benefits and provides for significant taxes and penalties in the case of payment of nonqualified deferred compensation. We currently intend to structure our executive compensation programs to avoid triggering these taxes and penalties under Section 409A.

Accounting Considerations

The Company recognizes share-based compensation in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (ASC 718). Under ASC 718, the Company is required to estimate and record an expense for each award of equity compensation, including stock options, over the vesting period of the award.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE
Donald G. Barger, Jr., Chairman
Thomas A. Danjczek

EXECUTIVE COMPENSATION

Summary Executive Officer Compensation Table

The following table sets forth annual compensation for the fiscal years ended June 30, 2010, 2009 and 2008 of our principal executive officer, our principal financial officer and our three other most highly compensated executive officers in the fiscal year ended June 30, 2010. We refer to these persons as our “Named Executive Officers.”

Name and Principal Position	Fiscal Year	Salary(1)	Bonus		Option Awards(3)	Change in Pension Value(4)	All Other Compensation(5)	Total
Alan Kestenbaum Executive Chairman and Director	2010	$650,000	$5,000,000		$—	$—	$14,300	$5,664,300
	2009	650,000	5,000,000	(2)	2,220,000	—	14,400	7,884,400
	2008	550,000	—		—	—	14,400	564,400
Jeff Bradley Chief Executive Officer	2010	600,000	2,000,000		—	—	—	2,600,000
	2009	600,000	—		1,171,833	—	116,920	1,888,753
	2008	61,364	—		1,785,330	—	—	1,846,694
Arden Sims Chief Operating Officer	2010	550,000	—		—	16,495	3,675	570,170
	2009	550,000	—		441,667	9,781	5,175	1,006,623
	2008	450,000	—		—	8,483	3,625	462,108
Malcolm Appelbaum Chief Financial Officer	2010	300,000	450,000		—	—	—	750,000
	2009	232,955	—		1,135,665	—	—	1,368,620
	2008	—	—		—	—	—	—
Stephen Lebowitz Chief Legal Officer	2010	275,000	175,000		226,035	—	3,675	679,710
	2009	269,792	—		200,100	—	11,630	481,522
	2008	—	—		815,550	—	—	815,550

(1)	Fiscal 2008 includes compensation for Mr. Kestenbaum and Mr. Sims of $50,000 each for employment at Solsil, Inc. (Solsil) from the time of acquisition on February 29, 2008 through June 30, 2008. Mr. Bradley became an employee on May 26, 2008, Mr. Lebowitz became an employee on July 8, 2008 and Mr. Appelbaum became an employee on September 22, 2008.
(2)	Mr. Kestenbaum’s 2009 bonus was awarded in respect of services from the inception of the Company in 2004.
(3)	Option award valuation was performed using a Black-Scholes option pricing model. Option life was estimated based on the average of the vesting term and contractual life of the option award. The risk free rate used in the model was the zero-coupon government bond interest rate at the time of option grant of the instrument with the term closest to the estimated option life. The volatility factor used in the model was estimated using the historical volatility of comparable companies that had sufficient public trading history. The expected dividend yield for grants prior to June 30, 2010 was zero because at that time we had not paid dividends on our common stock and did not anticipate doing so. On April 30, 2009, our Board of Directors approved modifications to the terms of outstanding stock options held by Mr. Bradley, Mr. Sims, Mr. Appelbaum, Mr. Lebowitz and certain other members of our management team. The modifications reduced the exercise price of these options to $4.00 per share and amended the vesting period of the awards. The modified awards vest in 25% increments every six months from the date of modification. The expense for the award modifications included in the table above represents only the incremental compensation expense required to be recognized under ASC 718 for the award modifications.
(4)	Calculated using a discount rate of 5.25%, 6.25% and 6.75% in fiscal 2010, 2009 and 2008, respectively. Present value of accumulated benefits was $378,616, $362,121 and $352,340 at June 30, 2010, 2009 and 2008, respectively. See our Annual Report on Form 10-K for the year ended June 30, 2010 for methodology of calculation.
(5)	Mr. Kestenbaum received an auto expense allowance in fiscal 2010, 2009 and 2008. Mr. Bradley’s moving expenses of $116,920 were reimbursed during fiscal 2009. Mr. Sims received a 401(k) matching benefit during fiscal 2010, 2009 and 2008. Mr. Lebowitz received a 401(k) matching benefit during fiscal 2010 and 2009. He also received reimbursement of moving expenses of $9,224 during fiscal 2009.

Summary Director Compensation Table

The following table sets forth information regarding compensation earned during our fiscal year ended June 30, 2010 by our non-employee directors.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Stuart E. Eizenstat	$49,500	$10,000	$59,500
Franklin L. Lavin	38,000	17,836	55,836
Donald G. Barger, Jr.	48,250	15,397	63,647
Thomas A. Danjczek	39,500	12,904	52,404
Daniel Karosen(2)	30,000	20,000	50,000

(1)	Includes grant date fair value of stock awards granted in fiscal 2010, but earned in fiscal 2009, of $5,000, $7,836, $5,397 $2,904 and $10,000 for Messrs. Eizenstat, Lavin, Barger, Danjczek and Karosen, respectively, as well as the fair value of stock awards earned in fiscal 2010 of $5,000, $10,000, $10,000, $10,000 and $10,000, for Messrs. Eizenstat, Lavin, Barger, Danjczek and Karosen, respectively.
(2)	Mr. Karosen resigned from our Board on June 30, 2010.

Grants of Plan-Based Awards

The following table sets forth information regarding grants of equity awards that we made during the fiscal year ended June 30, 2010 to each of the Named Executive Officers. All grants were made under our 2006 Employee, Director and Consultant Stock Plan.

Name	Grant Date	All Other Option Awards; Number of Securities Underlying Options	Exercise Price of Option Awards	Grant Date Fair Value of Option Awards(1)
Stephen Lebowitz	01/08/10	21,500	$12.00	$90,945
Stephen Lebowitz	01/13/10	28,500	12.00	135,090

(1)	See footnote (3) in Summary Executive Officer Compensation Table for assumptions related to option award valuation.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information about outstanding stock options held by our Named Executive Officers at June 30, 2010. All of these options were granted under our 2006 Employee, Director and Consultant Stock Plan. Our Named Executive Officers did not hold any restricted stock at the end of our fiscal year. Our Named Executive Officers did not exercise any stock options during our fiscal year.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($/Share)	Option Expiration Date
Alan Kestenbaum	750,000	750,000	(1)	$4.00	04/30/14
Jeff Bradley	300,000	300,000	(1)	4.00	04/30/14
Jeff Bradley	75,000	75,000	(2)	5.00	05/15/14
Arden Sims	250,000	250,000	(1)	4.00	04/30/14
Malcolm Appelbaum	150,000	150,000	(1)	4.00	04/30/14
Stephen Lebowitz	75,000	75,000	(1)	4.00	04/30/14
Stephen Lebowitz	21,500	—	(3)	12.00	01/08/15
Stephen Lebowitz	—	28,500	(4)	12.00	01/13/15

(1)	These options vested as to 25% on October 30, 2009 and an additional 25% on April 30, 2010. These options vest as to an additional 25% on October 30, 2010, and as to the remaining 25% on April 30, 2011.
(2)	These options vested as to 25% on November 15, 2009 and an additional 25% on May 15, 2010. These options vest as to an additional 25% on November 15, 2010, and as to the remaining 25% on May 15, 2011.
(3)	These options were vested on their grant date.
(4)	These options vested as to 25% on July 13, 2010 and vest as to an additional 25% on January 13, 2011, an additional 25% on July 13, 2011, and as to the remaining 25% on January 13, 2012.

Pension Benefits

The following table provides information about a defined benefit plan (the “Retirement Plan”) maintained by our subsidiary, Globe Metallurgical, Inc. The Retirement Plan covers most employees who met certain age and service requirements before June 30, 2003. The Retirement Plan was amended in June 2003 to fix benefits and service accruals as of June 30, 2003. Because of the June 2003 amendment to the Retirement Plan, of the Named Executive Officers, only Mr. Sims is entitled to participate in the Retirement Plan. His credited service is frozen at 15 years and his benefits are fixed at his average salary for the 15 years ended June 30, 2003 of $13,450 per month.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit(1)	Payments During Last Fiscal Year
Arden Sims	Globe Metallurgical, Inc.	15	$378,616	—

(1)	Calculated using a discount rate of 5.25%. See Pension Plans footnote in our Annual Report on Form 10-K for the year ended our June 30, 2010 for methodology of calculation.

Employment Agreements, Severance and Change of Control Arrangements

The following is a description of the employment agreements and severance and change of control arrangements with respect to each Named Executive Officer serving in that capacity at June 30, 2010.

Employment Agreements and Severance Arrangements

Alan Kestenbaum.  Mr. Kestenbaum serves as our Executive Chairman. Mr. Kestenbaum’s employment agreement with us provides for an annual base salary of $500,000 which is subject to annual upward adjustments at the discretion of the Board of Directors, plus bonuses and stock options to be awarded in our discretion. Mr. Kestenbaum is also entitled to receive an automobile allowance in the amount of $1,200 per month. During the term of his employment agreement, Mr. Kestenbaum will serve as a member of our Board of Directors without additional compensation. In the event of a “Change of Control” (defined as a merger or consolidation or other change in ownership of 50% or more of our total voting power pursuant to a transaction or a series of transactions, the approval by our stockholders of an agreement to sell or dispose of all or substantially all of our assets, or a change in the composition of our Board or Directors such that fewer than a majority of the directors are “Incumbent Directors,” as defined in the employment agreement), Mr. Kestenbaum will be entitled to receive a severance payment of $2,500,000, payable in one lump sum amount, within 10 business days following such Change of Control. In the event Mr. Kestenbaum is terminated without “Cause” or he resigns “For Good Reason,” as each such term is defined in the agreement, then Mr. Kestenbaum is entitled to a payment of $2,500,000, payable in one lump sum amount, provided Mr. Kestenbaum first executes a release in a form reasonably satisfactory to us. The term of his employment agreement is four years expiring in November 2010, with automatic one year renewal terms thereafter, unless we or Mr. Kestenbaum give written notice to the other at least 90 days prior to the expiration of such term.

In addition, Mr. Kestenbaum has an employment agreement with Solsil. Mr. Kestenbaum’s employment agreement with Solsil provides for an annual base salary of $100,000, which was increased to $150,000 effective May 31, 2006 and which is subject to annual increases at the discretion of our Board of Directors, plus bonuses to be awarded in the discretion of the Board of Directors of Solsil. The term of his employment agreement was three years and initially expired on May 31, 2009, with automatic one year renewal terms thereafter, unless we or Mr. Kestenbaum give written notice to the other at least 60 days prior to the expiration of such term. The agreement was automatically renewed for a one year term on May 31, 2009 and again on May 31, 2010. In the event Mr. Kestenbaum is terminated without “Cause” or he resigns “For Good Reason,” as each such term is defined in the agreement, then Mr. Kestenbaum is entitled to (i) continued payment of base salary at the rate then in effect for the greater of (A) 12 months or (B) the number of months remaining on the term of his employment agreement with Solsil, (ii) continued provision of benefits for 12 months, and (iii) payment on a prorated basis of any bonus or other payments earned in connection with Solsil’s then-existing bonus plan in place at the time of termination. If Mr. Kestenbaum is deemed to suffer a “Total Disability” as defined in the agreement, he would be entitled to: (i) 12 months’ of base salary at the then existing rate, (ii) continued provision of benefits for 12 months, and (iii) payment on a prorated basis of any bonus or other payments earned in connection with Solsil’s then-existing bonus plan in place at the time of termination.

In view of his unique and valuable services to the Company, we are currently negotiating with Mr. Kestenbaum the amendment and extension of his employment agreement. It is contemplated that his employment agreements with the Company and Solsil will be combined into a single agreement and that the amendments will be retroactive to the agreement’s current expiration date in November 2010. We currently expect to complete these negotiations with in the next three months.

Jeff Bradley.  Mr. Bradley serves as our Chief Executive Officer and reports directly to the Executive Chairman. Mr. Bradley’s employment agreement provides for an annual base salary of $600,000 which is subject to annual upward adjustments at the discretion of the Board of Directors. In the event Mr. Bradley is terminated without “Cause” or he resigns “For Good Reason,” as each such term is defined in the agreement, then Mr. Bradley is entitled to a payment of his then base salary payable in equal monthly installments on the first day of each month during the twelve month period following such termination, the right to continue participation in all insurance benefit plans providing medical coverage, at the same level as other similarly situated executives during the twelve month period following such termination with the premiums paid by us, the balance of any annual incentive award earned in respect of any fiscal year ending on or prior to the termination date, or payable (but not yet paid) on or prior to the termination date and payment of any annual incentive award (prorated for the portion of the year in which Mr. Bradley was employed by us), and the acceleration of the vesting of any of the stock options referenced below. As an inducement to enter into the agreement, we granted Mr. Bradley an option to purchase 200,000 shares of our common stock. On April 30, 2009, our Board of Directors approved modifications to the terms of outstanding stock options held by Mr. Bradley. The modifications reduced the exercise price of these options to $4.00 per share and amended the vesting period of the awards. The modified awards vest in 25% increments every six months from the date of modification. The term of his employment agreement is three years expiring on May 26, 2011.

Arden Sims.  Mr. Sims served as our Chief Operating Officer, reporting to the Chief Executive Officer, during the fiscal year ended June 30, 2010. Mr. Sims’s employment agreement with us provides for an annual base salary of $400,000, which is subject to annual upward adjustments at the discretion of our Board of Directors, plus bonuses to be awarded in our discretion based on merit. In the event Mr. Sims, during the term of the agreement, is terminated without “Cause” or resigns “For Good Reason,” as each such term is defined in the agreement, then Mr. Sims is entitled to severance in the amount of one year of his base pay then in effect, payable in one lump sum amount, provided Mr. Sims first executes a release in a form reasonably satisfactory to us. His employment agreement expires on November 13, 2010.

In addition, Mr. Sims has an employment agreement with Solsil. Mr. Sims’s employment agreement with Solsil provides for an annual base salary of $150,000 which is subject to annual increases at the discretion of our Board of Directors, plus bonuses to be awarded in the discretion of the Board of Directors of Solsil. In the event Mr. Sims, during the term of the agreement, is terminated without “Cause” or he resigns “For Good Reason,” as each such term is defined in the agreement, then Mr. Sims is entitled to (i) continued payment of base salary at the rate then in effect for the greater of (A) 12 months or (B) the number of months remaining on the term of his employment agreement with Solsil, (ii) continued provision of benefits for 12 months, and (iii) payment on a prorated basis of any bonus or other payments earned in connection with Solsil’s then-existing bonus plan in place at the time of termination. If Mr. Sims is deemed to suffer a “Total Disability” as defined in the agreement, he would be entitled to: (i) twelve months’ of base salary at the then existing rate, (ii) continued provision of benefits for 12 months, and (iii) payment on a prorated basis of any bonus or other payments earned in connection with Solsil’s then-existing bonus plan in place at the time of termination. This employment agreement will expire on May 31, 2011.

Malcolm Appelbaum.  Mr. Appelbaum serves as our Chief Financial Officer and reports directly to the Chief Executive Officer. Mr. Appelbaum’s employment agreement provides for an annual base salary of $300,000 which is subject to annual upward adjustments at the discretion of our Board of Directors. In addition, Mr. Appelbaum is eligible to receive an annual stock grant of 5,000 shares, or a lesser amount upon the determination of the Board of Directors based on the recommendation of the Executive Chairman. As an inducement to enter into the agreement, we granted Mr. Appelbaum an option to purchase 100,000 shares of our common stock. On April 30, 2009, our Board of Directors approved modifications to the terms of outstanding stock options held by Mr. Appelbaum. The modifications reduced the exercise price of these options to $4.00 per share and amended the vesting period of the awards. The modified awards vest in 25% increments every six months from the date of modification. The term of his employment agreement is three years expiring on September 20, 2011.

In the event Mr. Appelbaum is terminated without “Cause” or he resigns “For Good Reason,” as each such term is defined in the agreement, then Mr. Appelbaum is entitled to a payment of his then base salary and any accrued bonus as of the date of termination, payable in equal monthly installments. Mr. Appelbaum’s employment agreement also provides that in the event he is terminated without “Cause” or resigns for “Good Reason,” all outstanding stock options will accelerate and immediately become 100% vested. In the event of such termination, Mr. Appelbaum would also be entitled to benefits and other amounts payable under his employment agreement for the twelve month period immediately following his termination.

Stephen Lebowitz.  Mr. Lebowitz serves as our Chief Legal Officer and reports directly to the Executive Chairman and Chief Executive Officer. Mr. Lebowitz’s employment agreement provides for an annual base salary of $275,000 which is subject to annual upward adjustments at the discretion of our Board of Directors. As an inducement to enter into the agreement, we granted Mr. Lebowitz an option to purchase 75,000 shares of our common stock. The term of his employment agreement is five years expiring on June 20, 2013. On April 30, 2009, our Board of Directors approved modifications to the terms of outstanding stock options held by Mr. Lebowitz. The modifications reduced the exercise price of these options to $4.00 per share and amended the vesting period of the awards. The modified awards vest in 25% increments every six months from the date of modification.

In the event Mr. Lebowitz is terminated without “Cause” or he resigns “For Good Reason,” as each such term is defined in the agreement, then Mr. Lebowitz is entitled to a payment of his then base salary and any accrued bonus stock grant as of the date of termination, payable in equal monthly installments, the immediate vesting of any outstanding shares of stock subject to a stock option agreement in accordance with the terms of such stock option agreement, as well as benefits and other amounts payable under his employment agreement for the twelve month period immediately following his termination.

Potential Payments upon Termination or Change of Control

The table below reflects the amount of compensation to each of our Named Executive Officers upon termination of such executive’s employment following: termination following a change of control, involuntary termination for cause, involuntary termination not-for-cause, termination on death or disability, retirement or voluntary resignation. The amounts shown assume that such termination was effective on June 30, 2010, and thus includes amounts earned through such time and are estimates of amounts that would be paid out to the executives on their termination. The actual amount to be paid can only be determined at the time of such executive’s termination.

Named Executive Officer	Voluntary		By Company Without Cause or by Officer for Good Reason(1)		By Company for Cause		Death		Disability		Following a Change of Control(2)
Alan Kestenbaum
Salary	—		$2,650,000	(3)	—		$37,500	(4)	$150,000	(4)	$2,650,000	(3)
Continuation of Benefits	$3,271	(4)	$39,256		$3,271	(4)	$39,256	(4)	$39,256	(4)	$39,256
Value of Accelerated Stock Options(5)	—		—		—		—		—		—
Total	$3,271		$2,689,256		$3,271		$76,756		$189,256		$2,689,256
Jeff Bradley
Salary	—		$540,822		—		—		—		$540,822
Continuation of Benefits	—		$39,256		—		—		—		$39,256
Value of Accelerated Stock Options(5)	—		$2,298,750		—		—		—		$2,298,750
Total	—		$2,878,828		—		—		—		$2,878,828
Arden Sims
Salary	—		$550,000	(6)	—		$37,500	(4)	$150,000	(4)	$150,000	(6)
Continuation of Benefits	$1,100	(4)	$13,201		$1,100	(4)	$13,201	(4)	$13,201	(4)	$13,201
Value of Accelerated Stock Options(5)	—		—		—		—		—		—
Total	$1,100		$563,201		$1,100		$50,701		$163,201		$163,201
Malcolm Appelbaum
Salary	—		$300,000		—		—		—		$300,000
Continuation of Benefits	—		$39,256		—		—		—		$39,256
Value of Accelerated Stock Options(5)	—		$949,500		—		—		—		$949,500
Total	—		$1,288,756		—		—		—		$1,288,756
Stephen Lebowitz
Salary	—		$275,000		—		—		—		$275,000
Continuation of Benefits	—		$39,256		—		—		—		$39,256
Value of Accelerated Stock Options(5)	—		$474,750		—		—		—		$474,750
Total	—		$789,006		—		—		—		$789,006

(1)	Under the terms of Mr. Kestenbaum and Mr. Sims respective employment agreement with Solsil, if Solsil tenders a Non-Renewal Notice other than a Termination for Cause, such notice shall constitute termination by Solsil Without Cause or Good Reason. If Solsil tenders a Non-Renewal Notice to Mr. Kestenbaum, he would receive $150,000 in salary and continuation of benefits valued at $39,256. If Solsil tenders a Non-Renewal Notice to Mr. Sims, he would receive $150,000 in salary and continuation of benefits valued at $13,201.
(2)	A Change of Control will constitute Good Reason for termination under the terms of the Company’s employment agreements with Messrs. Appelbaum, Bradley and Lebowitz, if the surviving entity fails to assume the obligations of the Company with respect to such officer’s employment agreement following the Change of Control. All salary and continuation of benefit payments reflected in this column to these three officers assumes the surviving entity has failed to assume such obligations.
(3)	Includes $150,000 payable to Mr. Kestenbaum upon his termination from Solsil.
(4)	Constitutes payments pursuant to the terms of Solsil employment agreements with Mr. Kestenbaum and Mr. Sims.
(5)	The amount represents the intrinsic value of the accelerated amount of the option awards, based upon the closing price of $10.33 on June 30, 2010 on NASDAQ. If the exercise price exceeds the closing price for any portion of an option award, that portion of the option award is deemed to have no value.
(6)	Includes $150,000 payable to Mr. Sims upon his termination from Solsil.

Employee Equity Plan

We believe that our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our employees and directors with the financial interests of our stockholders. In addition, we believe that our ability to grant options and other equity-based awards helps us to attract, retain and motivate qualified employees, and encourages them to devote their best efforts to our business and financial success. The material terms of our equity incentive plan is described above in the section entitled “Approval of Amendment to the 2006 Employee, Director and Consultant Stock Plan.”

STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, some stockholder proposals may be eligible for inclusion in our 2011 annual meeting proxy statement. These stockholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), to our principal executive offices at One Penn Plaza, 250 West 34th Street, Suite 4125, New York, NY 10119 in care of our Corporate Secretary by no later than the close of business on July 1, 2011 to be considered for inclusion in Globe’s proxy material relating to such meeting.

In addition, any stockholder intending to nominate a candidate for election to the Board or to propose any business at our 2011 annual meeting, other than a stockholder proposal presented under Rule 14a-8, must give notice to our Corporate Secretary between July 1 and July 31, 2011. A stockholder notice to the Corporate Secretary must set forth each matter the stockholder proposes to bring before the annual meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a description of the transactions we have engaged in since the beginning of our fiscal year ended June 30, 2010, with our directors and officers and beneficial owners of more than five percent of our voting securities and their affiliates.

We entered into an agreement with Marco International, an affiliate of Mr. Kestenbaum, to sell ferrosilicon. Net sales were $590,000 for the year ended June 30, 2010. We also entered into agreements with Marco International to purchase graphitized carbon electrodes. For the year ended June 30, 2010, Marco International billed $21,962,000 under these agreements. At June 30, 2010, payables to Marco International under these agreements totaled $8,162,000. For the year ended June 30, 2010, we also paid Marco Realty, an affiliate of Mr. Kestenbaum, $166,000 to rent office space for our corporate headquarters in New York City, New York.

We believe that all of the transactions above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. Pursuant to the Company’s policies, including Code of Business Conduct and Ethics for the Directors, Officers and Employees of Globe Corporation, each of the above-referenced relationships and related transactions was subject to the prior consideration and approval of the Board, including a majority vote of the disinterested directors. We intend that all future transactions with related parties will be approved by a majority of the Board of Directors, including a majority of the disinterested directors, and will continue to be on terms no less favorable to us than could be obtained from unaffiliated third parties.

There is no family relationship between any director or executive officer of Globe and any other director or executive officer of Globe.

OTHER MATTERS

Globe will bear the costs of the solicitation of proxies for use at the Annual Meeting. In addition to the use of the mails, proxies may be solicited by personal interview and telephone by Globe directors, officers and employees. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries, who are record holders of Stock, for forwarding solicitation material to the beneficial owners of the Stock. Globe will, on the request of such record holders, pay the reasonable expenses for completing the mailing of such materials to the beneficial owners.

A copy of the Globe’s Annual Report on Form 10-K (without exhibits) for the year ended June 30, 2010, will be furnished without charge on written or telephonic request to One Penn Plaza, 250 West 34th Street, Suite 4125, New York, NY 10119, attention Corporate Secretary, or call (212) 798-8122. The Form 10-K is also available at our website www.glbsm.com.

The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in according with their best judgment.

By Order of the Board of Directors

Stephen Lebowitz, Corporate Secretary

New York, NY
October 29, 2010

Exhibit A – Audit Committee Charter

GLOBE SPECIALTY METALS, INC.
AUDIT COMMITTEE CHARTER

1.	Role. The role of the Audit Committee (the “Committee”) is to: (a) oversee the Corporation’s accounting and financial reporting processes and the audits of the Corporation’s financial statements; (b) monitor and make recommendations to the Corporation’s Board of Directors (the “Board”) regarding the auditing and integrity of the Corporation’s consolidated financial statements; (c) be directly responsible for the qualification, selection, retention, independence, performance and compensation of the Corporation’s independent auditors (“Auditors”), including resolution of disagreements between management and the Auditors regarding financial reporting, for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation, and have the Auditors report directly to the Committee; (d) provide oversight in respect of the Corporation’s internal audit and accounting and financial reporting processes; and (e) perform such other duties as are enumerated in and consistent with this Charter.
2.	Membership. The Committee’s membership will consist of three or more directors, each of whom shall be independent, as such term is defined in the applicable rules of the Securities and Exchange Commission (“SEC”) and The Nasdaq Stock Market, Inc. (“Nasdaq”), and the Board shall affirmatively determine that each Committee member has such independence and no relationship that, in the Board’s opinion, would interfere with his or her independent judgment. Each Committee member shall, at the time of his or her appointment to the Committee, be able to read and understand fundamental financial statements, including the balance sheet, income statement, and cash flow statement. At least one Committee member shall be an “audit committee financial expert” as such term is defined by applicable SEC requirements and, as required by applicable Nasdaq rules, have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board shall appoint the chairperson.
3.	Operations. The Committee will meet at least four times a year. Additional meetings may occur as the Committee or its chair deem advisable. The Committee will keep minutes of its proceedings and will report its actions to its next meeting. The Committee will be governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee is authorized and empowered to adopt its own rules of procedure not inconsistent with (a) any provision hereof, (b) any provision of the Corporation’s certificate of incorporation or bylaws, or (c) the laws of the State of Delaware.
4.	Authority.
a)	The Committee will have the resources and authority necessary to discharge its duties and responsibilities, including the authority to retain outside counsel or other experts or consultants, as it deems appropriate. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Corporation, and the Committee will take all necessary or appropriate action to preserve the privileged nature of those communications.
b)	Except as may otherwise be specifically authorized herein or required by the federal securities laws or Nasdaq rules, the Committee is not authorized to bind the Board or the Corporation without the Board’s prior approval set forth in a duly adopted resolution approved by a majority of the Board members who are independent as defined by Nasdaq Rule 4200(a)(15) as currently in effect.

A-1

5.	Responsibilities. The Committee’s principal responsibilities and functions are to review and provide guidance to the Board and management in respect of the principal financial reporting and audit policies of the Corporation, including:
a)	Direct responsibility for the qualification, selection, retention, independence, performance and compensation of the Auditor;
b)	Direct responsibility for the adoption of an Auditor non-audit services policy and approval of audit and non-audit services;
c)	Direct responsibility for discussion and recommendation of audited financial statements, review of financial reporting issues, review of earnings news releases and preparation of the Committee report included in the Corporation’s annual proxy statement;
d)	Obtaining from the Auditors a formal written statement delineating all relationships between the Auditors and the Corporation, consistent with Independence Standards Board Standard 1, and actively engaging in a dialogue with the Auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the Auditors and taking, or recommending that the full Board take, appropriate action to oversee the independence of the Auditors;
e)	Providing oversight in respect of Securities Exchange Act Section 10A(b) discovery of illegal acts, conflicts of interest and ethical conduct review;
f)	Establishing procedures for: (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Corporation or its subsidiaries of concerns regarding questionable accounting or auditing matters;
g)	Reviewing and reassessing the adequacy of this Charter on an annual basis; and
h)	Reviewing other financial reporting or audit issues that the Board or management desires to have reviewed by the Committee.

While the matters set forth in clauses 5(a), (b) and (c) above shall be the exclusive responsibility of the Committee, the Committee should periodically consult with the Board in respect of such matters.

6.	Funding. The Corporation shall provide for appropriate funding, as determined by the Committee, in its capacity as a Board committee, for payment of:
a)	Compensation to any advisers employed by the Committee under section 4(a) above; and
b)	Ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

A-2

Exhibit B – Compensation Committee Charter

CHARTER OF THE
COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS OF
GLOBE SPECIALTY METALS, INC.

Adopted September 15, 2009

A.  Purposes of the Committee

The purpose of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Globe Specialty Metals, Inc. (the “Company”) is to (i) evaluate and approve the compensation of the Company’s directors, executive officers and key employees, (ii) oversee directly or indirectly all compensation programs involving the use of the Company’s stock, and (iii) produce an annual report on executive compensation for inclusion in the Company’s proxy statement for its annual meeting of shareholders, in accordance with applicable rules and regulations.

B.  Composition of the Committee

The Committee shall consist of at least two (2) members of the Board who are not employees of, or service providers to, the Company. The selection of the members of the Committee shall be made in accordance with (i) Section 162(m) of the Internal Revenue Code (“Section 162(m)”), as amended (and any successor to Section 162(m) as in effect from time to time), and income tax regulations promulgated thereunder as in effect from time to time, (ii) Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (and any successor to Rule 16b-3 as in effect from time to time), and (iii) the corporate governance rules of any national securities exchange that the Company is listed on. Each Committee member shall serve until a successor to such member is duly elected and qualified, or until such member’s resignation or removal from the Board or the Committee.

C.  Authority, Duties and Responsibilities of the Committee

The Board delegates to the Committee the express authority to do the following, to the fullest extent permitted by applicable law and the Company’s certificate of incorporation and bylaws:

1.  To take any and all actions which may be taken by the Board with respect to fixing the compensation level of officers and other senior executives of the Company, including, but not limited to, the development of compensation policies that will attract and retain the highest quality executives, that will clearly articulate the relationship of corporate performance to executive compensation and that will reward executives for the Company’s progress, after soliciting and taking account of management proposals.

2.  To adopt, amend and terminate any equity-based compensation plans (including, but not limited to, stock option, stock appreciation, restricted stock, stock bonus and stock purchase plans), pension and profit sharing plans, bonus plans, deferred compensation plans, and other similar programs (“Compensation Plans”) and to oversee the administration of the Compensation Plans in accordance with their terms, after soliciting and taking account of management proposals.

3.  To determine based on management input and proposals, and approve the form and amount of compensatory awards to eligible Company executives in accordance with the terms of the applicable Compensation Plans all as proposed by management for the Committee’s approval.

4.  To adopt and maintain policies and procedures relating to the granting of stock options, restricted stock and other equity-based compensation awards, including policies and procedures governing the timing and pricing of such awards after soliciting and taking account of management proposals.

5.  To approve all aspects of compensation for executive officers and directors after soliciting and taking account of management proposals.

6.  To review and act upon such other compensation matters as the Board or the Executive Chairman of the Company wishes to have the Committee consider.

7.  To annually assist management in drafting the Company’s Compensation Discussion and Analysis (“CD&A”) to be included in the Company’s public filings with the Securities and Exchange Commission (the “SEC”) by (i) providing the discussion and analysis to be included in the CD&A, (ii) participating in and overseeing the drafting of the CD&A and (iii) reviewing the CD&A with management and determining whether to recommend to the Board that the CD&A be included in the Company’s annual report on Form 10-K and proxy statement, as applicable.

8.  To prepare a report annually to be filed with the Company’s annual report on Form 10-K and proxy statement, as applicable, to state whether the Committee has reviewed and discussed the CD&A with management and, based on such review and discussions, whether the Committee has recommended to the Board that the CD&A be included in the Company’s annual report on Form 10-K and proxy statement, as applicable.

9.  To report to the Board whenever it shall be called upon to do so.

10.  To review and make recommendations to the full Board regarding the amount and types of compensation that should be paid to the Company’s outside directors, to ensure that such pay levels remain competitive, taking into account such factors as the Company’s size, industry characteristics, location, the practices at comparable companies in the same region, and such other factors as the Committee deems relevant.

11.  To monitor and ensure that independent directors continue to meet the applicable independence requirements of the SEC, Section 162(m) and any national securities exchange that the Company is listed on.

12.  To perform such other functions and have such other powers as may be necessary or convenient in the efficient discharge of the foregoing, including, without limitation, to delegate to officers of the Company the authority to execute employment, severance and change in control agreements and other agreements with employees other than executive officers relating to Compensation Plans, and delegate to the Executive Chairman of the Company the authority to determine the size and number of option grants to employees in accordance with DE GCL Sec. 157(c).

13.  To do every other act incidental to, arising out of, or in connection with, or otherwise related to, the authority granted to the Committee hereby or the carrying out of the Committee’s duties and responsibilities hereunder.

D.  Meetings and Procedures

The Committee will meet with such frequency, and at such times, and places and whether in person or electronically/telephonically as it determines is necessary to carry out its duties and responsibilities, but shall meet at least two times annually. The Committee may request that any director, officer or employee of the Company or the Company’s outside counsel or independent public accountants attend any meeting of the Committee (or portion thereof) and provide such information as the Committee requests.

The Committee has the power to form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

Unless the Committee or the Board adopts other procedures, the provisions of the Company’s bylaws applicable to meetings of the Committee will govern meetings of the Committee.

The presence in person or by telephone, video or computer conference of a majority of the Committee’s members shall constitute a quorum for any meeting of the Committee. All actions of the Committee will require the vote of a majority of its members present at a meeting of the Committee at which a quorum is present or a unanimous written consent.

E.  Evaluation of the Committee

The Committee shall, on an annual basis, evaluate its performance. In conducting this review, the Committee shall evaluate whether this Charter appropriately addresses the matters that are or should be within its scope and shall recommend such changes as it deems necessary or appropriate. The Committee shall address all matters that the Committee considers relevant to its performance.

The Committee shall advise the Board of any recommended amendments to this Charter and any recommended changes to the Company’s or the Board’s policies or procedures.

F.  Investigations and Studies; Outside Advisers

The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may ask the Company to retain, at the Company’s expense, such independent counsel or other consultants or advisers as it deems necessary to assist management address the Committee’s concerns and for the Committee use directly for the same purpose. The Committee shall have the sole authority to retain or terminate any compensation consultant that is solely assisting the Committee in carrying out its responsibilities (provided the Company has approved any fee arrangement), such fees to be borne by the Company.

*      *      *

[FORM OF PROXY CARD]

FRONT OF PROXY CARD:

The Board recommends a vote FOR Item 1.

1.  Election of five directors.

	FOR	WITHHELD
FOR ALL NOMINEES	☐	☐WITHHELD FROM ALL NOMINEES	Nominees (for the terms stated in the Proxy Statement): 01. Mr. Barger 02. Mr. Danjczek 03. Mr. Eizenstat 04. Mr. Kestenbaum 05. Mr. Lavin

For all nominees except as written above

The Board recommends a vote FOR Item 2.

		FOR	AGAINST	ABSTAIN
2.	Approve the Company’s 2010 Annual Executive Bonus Plan	☐	☐	☐

The Board recommends a vote FOR Item 3.

		FOR	AGAINST	ABSTAIN
3.	Approve the amendment to the Company’s 2006 Employee, Director and Consultant Stock Plan	☐	☐	☐

The Board recommends a vote FOR Item 4.

		FOR	AGAINST	ABSTAIN
4.	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending June 30, 2011	☐	☐	☐
5.	Such other matters as may come before the meeting.

IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE NOMINATED DIRECTORS AND “FOR” PROPOSALS 2, 3 and 4. PROXIES WILL BE VOTED AS DIRECTED OR SPECIFIED.

PLEASE vote at once. It is important. Please mark your choice in black ink.

SIGNATURE   DATE   SIGNATURE   DATE

NOTE: SIGNATURE(S) MUST CORRESPOND EXACTLY WITH NAME(S) AS IMPRINTED HEREON.
When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such and if the signer is a corporation, please sign with the full corporate name by a duly authorized officer. If shares are held in the name of more than one person, all named holders must sign the proxy.

REAR OF PROXY CARD:

GLOBE SPECIALTY METALS, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS DECEMBER 6, 2010
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Globe Specialty Metals, Inc. appoints Alan Kestenbaum, Jeff Bradley and Stephen Lebowitz with full power of substitution, as proxy to vote all shares of the undersigned in Globe Specialty Metals, Inc. at the Annual Meeting of Stockholders to be held on December 6, 2010, and at any adjournment thereof, with like effect and as if the undersigned were personally present and voting upon the following matters:

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)